UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 13, 2005

Trinity Learning Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Utah	0-8924	73-0981865
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3685 Mt. Diablo Blvd., Suite 161, Lafayette, California		94549
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	925-284-8025

1831 Second Street, Berkeley, CA 94710
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 13, 2005, the Company entered into a Credit Agreement (the "Credit Agreement") with Instream Investment Partners, LLC, as administrative agent, and certain lenders (the "Lenders"). Pursuant to the terms of the Credit Agreement, the Lenders loaned to the Company $3,500,000. The Company may borrow up to an additional $1,000,000 under the Credit Agreement until January 13, 2006. The loan matures on January 13, 2007, with interest payable monthly at the rate of 12% per annum. The obligations of the Company under the Credit Agreement are secured by a security interest in substantially all existing and hereafter acquired assets of the Company. TouchVision, Inc. and Trinity Workplace Learning Corporation, subsidiaries of the Company, each have guaranteed the obligations of the Company under the Credit Agreement, and have granted the Lenders a security interest in substantially all of their respective existing and hereafter acquired assets. The Company also granted to the Lenders warrants (the "Warrants") to acquire up to an aggregate of 5.25% of the outstanding common stock of the Company on a fully-diluted basis, and entered into a Registration Rights Agreement with respect to the common stock issuable upon exercise of the Warrants.

Copies of the Credit Agreement, the form of Warrant and the Registration Rights Agreement (collectively, the "Agreements") are filed as Exhibits 99.1, 99.2 and 4.1 hereto, respectively, and are incorporated herein by reference.

In connection with its entry into the Agreements, the Company issued a press release on July 14, 2005, a copy of which is filed as Exhibit 99.3 hereto and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

A portion of the proceeds of the Credit Agreement was used by the Company to repay all amounts outstanding under the Secured Convertible Term Note and Securities Purchase Agreement (the "Laurus Agreements") dated August 31, 2004 with Laurus Master Fund, Ltd. ("Laurus"). In connection therewith, Laurus converted a portion of the note into 1,198,124 shares of common stock at a conversion price of $0.24 per share.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the execution of the Credit Agreement, the Company issued Warrants to the Lenders, which Warrants are exercisable for a period of five years and permit the holders the right to acquire up to an aggregate of 5.25% of the outstanding common stock of the Company on a fully diluted basis at a price per share equal to $0.266, subject to adjustment as provided in the Warrants. The Company believes that the issuance of the Warrants is exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof. A copy of the form of Warrant is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

As noted above, on July 13, 2005, in connection with the payoff of amounts outstanding under the Laurus Agreements, Laurus converted a portion of the note into 1,198,124 shares of common stock at a conversion price of $0.24 per share. The Company believes that the issuance of common stock upon conversion of the note is exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof.

Item 8.01 Other Events.

The Company has moved its principal executive offices to 3685 Mt. Diablo Blvd, Suite 161, Lafayette, CA 94549. The phone number at such address is 925-284-8025.

Item 9.01 Financial Statements and Exhibits.

4.1 Registration Rights Agreement, dated July 13, 2005
99.1 Credit Agreement, dated as of July 13, 2005
99.2 Form of Warrant
99.3 Press Release

The Registration Rights Agreement, the Credit Agreement and the form of Warrant are included as exhibits to provide information regarding their respective terms. They are not intended to provide any other factual information about us. Such information can be found in the public filings we make with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The Agreements contain representations and warranties we and the Lenders made to each other. The statements embodied in those representations and warranties were made only for the purposes of such Agreements and as of specific dates, and were qualified by information in confidential disclosure schedules that we have exchanged in connection with signing the Agreements. While we do not believe that they contain information that securities laws require us to publicly disclose (other than information that has already been so disclosed), the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreements. In addition, these representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, and may have been made for the purposes of allocating contractual risk between the parties to the Agreements instead of establishing these matters as fact. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. These disclosure schedules contain information that has been included in the Company's general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Agreements, which subsequent information may or may not be fully reflected in the Company's public disclosures.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Learning Corporation

July 15, 2005	By:	Douglas D. Cole

Name: Douglas D. Cole
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

4.1	Registration Rights Agreement, dated July 13, 2005
99.1	Credit Agreement, dated as of July 13, 2005
99.2	Form of Warrant
99.3	Press Release